EXHIBIT 4.4

GRANITE CITY FOOD & BREWERY LTD.
INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

Number  U-                                                                                                                                                                    Units

Units consisting of One Share of Common Stock and One Redeemable Class A Warrant

to Purchase One Share of Common Stock

Unit CUSIP 38724Q 20 6

THIS CERTIFIES THAT

or assigns

is the owner of the number of Units set forth above.

Each Unit consists of one share of Granite City Food & Brewery Ltd.  Common Stock $.01 par value (“Common Stock”) and one Redeemable Class A Warrant (“Warrant”) to purchase one share of Common Stock for $5.00 per share, subject to adjustment, at any time on or after August 5, 2001, and before 5:00 P.M. Minneapolis time on June 6, 2005 (the “Expiration Date”).  The terms of the Warrants are governed by a Warrant Agreement dated as of June 6, 2000 between the Company and Wells Fargo Bank Minnesota, N.A. as Warrant Agent and are subject to the terms and conditions contained therein, to all of which terms and conditions the holder of this Unit Certificate consents by acceptance hereof.  The Warrants shall be void unless exercised before 5:00 P.M. Minneapolis time on the Expiration Date.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

The Warrants and Common Stock represented by this Unit Certificate shall be nondetachable and shall not be separately transferable until August 5, 2001.

Dated:	GRANITE CITY FOOD & BREWERY LTD.

COUNTERSIGNED AND REGISTERED	By

WELLS FARGO BANK MINNESOTA, N.A.
as Transfer Agent and Registrar	CHIEF EXECUTIVE OFFICER

By	Attest:

AUTHORIZED SIGNATURE	SECRETARY

The Articles of Incorporation of the Corporation grant to the Board of Directors the power to establish more than one class of series of shares and to fix the relative rights and preferences of any such different class or series.  The Corporation will furnish to any shareholder upon request and without charge a full statement of the designation, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

UNIT PROVISIONS

This certificate certifies that for value received the registered holder hereby is entitled, at any time on or after August 5, 2001, to exchange this Unit Certificate for one Common Stock Certificate and one Warrant Certificate upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent.  At any time on or after August 5, 2001, and before 5:00 P.M. Minneapolis Time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent for the Warrants, with the Purchase Form on the reverse side thereof completed and duly executed and accompanied by payment, in cash or check payable to the Warrant Agent for the account of the Corporation, the registered holder of such Warrant Certificate shall be entitled to purchase from the Corporation one share of Common Stock for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and non-assessable, at the exercise price of $5.00.  The exercise price and the number of shares purchaseable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

After 5:00 P.M., Minneapolis Time on June 6, 2005, the Warrants shall become null and void and of no value.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE SIDE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

The Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
COM PROP	—	as community property			(State)
			UNIF TRF MIN ACT	—	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Unit(s)
represented by the within Unit Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Unit(s) on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

IMPORTANT:

ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY A FIRM THAT IS A MEMBER OF A NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.

SIGNATURE GUARANTEE:

Name:
(Please print)

By:

Title:

3